UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        November 13, 2013

                    ZYGO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0864500
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Laurel Brook Road, Middlefield, CT	06455-0448
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:          (860) 347-8506

                                          Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On November 13, 2013 at the 2013 Annual Meeting of Stockholders of Zygo Corporation (the “Company”), each of the proposals set forth below was submitted to a vote of the stockholders of the Company. The final results of the votes regarding each proposal are also set forth below. The proposals are described in detail in the Company’s Definitive Proxy Statement, dated October 25, 2013 (the “Proxy Statement”).

Proposal No. 1 – Election of Board of Directors

The following individuals were elected as a result of the following vote:

	For	Withheld
Stephen D. Fantone	10,633,812	4,728,881
Samuel H. Fuller	15,073,043	289,650
Michael A. Kaufman	15,021,204	341,489
Seymour E. Liebman	11,188,384	4,174,309
Carol P. Wallace	10,694,968	4,667,725
Gary K. Willis	15,087,991	274,702

There were 2,177,011 broker non-votes with respect to the election of directors.

Proposal No. 2 – Ratification of the non-binding advisory resolution approving the Company’s executive compensation as disclosed in the Proxy Statement were as follows:

For	Against	Abstain	Broker Non-Votes
14,180,121	461,237	721,335	2,177,011

Proposal No. 3 – Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2014 were as follows:

For	Against	Abstain
17,382,456	132,538	24,710

There were no other matters submitted to a vote of our stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: November 15, 2013	By:	/s/ John P. Jordan
Name: John P. Jordan Title: Vice President, Chief Financial Officer and Treasurer

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